EXHIBIT 3

BCE Inc. (1)
Consolidated Operational Data

	Q2	Q2				YTD	YTD
($ millions, except per share amounts) (unaudited)	2007	2006	$ change	% change		2007	2006	$ change	% change

Operating revenues	4,438	4,374	64	1.5%		8,823	8,717	106	1.2%
Operating expenses	(2,563)	(2,507)	(56)	(2.2%)		(5,106)	(5,016)	(90)	(1.8%)
Net benefit plan costs	(98)	(134)	36	26.9%		(200)	(270)	70	25.9%
EBITDA (3)	1,777	1,733	44	2.5%		3,517	3,431	86	2.5%
EBITDA margin (4)	40.0%	39.6%		0.4	pts	39.9%	39.4%		0.5	pts
Amortization expense	(807)	(789)	(18)	(2.3%)		(1,594)	(1,545)	(49)	(3.2%)
Restructuring and other items	(72)	(50)	(22)	(44.0%)		(108)	(138)	30	21.7%
Operating income	898	894	4	0.4%		1,815	1,748	67	3.8%
Other (expense) income	(20)	(36)	16	44.4%		112	(45)	157	n.m.
Interest expense	(220)	(227)	7	3.1%		(435)	(459)	24	5.2%
Pre-tax earnings from continuing operations	658	631	27	4.3%		1,492	1,244	248	19.9%
Income taxes	(8)	(153)	145	94.8%		(221)	(322)	101	31.4%
Non-controlling interest	(88)	(37)	(51)	n.m.		(183)	(78)	(105)	n.m.
Earnings from continuing operations	562	441	121	27.4%		1,088	844	244	28.9%
Discontinued operations	138	53	85	n.m.		141	144	(3)	(2.1%)
Net earnings	700	494	206	41.7%		1,229	988	241	24.4%
Dividends on preferred shares	(33)	(18)	(15)	(83.3%)		(63)	(35)	(28)	(80.0%)
Net earnings applicable to common shares	667	476	191	40.1%		1,166	953	213	22.4%
Net earnings per common share - basic
Continuing operations	$0.65	$0.47	$0.18	38.3%		$1.27	$0.89	$0.38	42.7%
Discontinued operations	$0.18	$0.06	$0.12	n.m.		$0.18	$0.16	$0.02	12.5%
Net earnings	$0.83	$0.53	$0.30	56.6%		$1.45	$1.05	$0.40	38.1%
Net earnings per common share - diluted
Continuing operations	$0.65	$0.47	$0.18	38.3%		$1.27	$0.89	$0.38	42.7%
Discontinued operations	$0.18	$0.06	$0.12	n.m.		$0.18	$0.16	$0.02	12.5%
Net earnings	$0.83	$0.53	$0.30	56.6%		$1.45	$1.05	$0.40	38.1%
Dividends per common share	$0.365	$0.33	$0.035	10.6%		$0.730	$0.66	$0.070	10.6%
Average number of common shares outstanding - basic (millions)	803.2	896.4				804.6	908.4
Average number of common shares outstanding - diluted (millions)	805.5	896.7				805.8	908.8

The following items are included in net earnings:
Net gains on investments
Continuing operations	132	-	132	n.m.		235	1	234	n.m.
Discontinued operations	136	35	101	n.m.		137	115	22	19.1%
Restructuring and other items	(46)	(27)	(19)	(70.4%)		(71)	(85)	14	16.5%
Cost incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)	-	(14)	14	n.m.		-	(14)	14	n.m.
Total	222	(6)	228	n.m.		301	17	284	n.m.
Impact on net earnings per share	$0.27	$(0.01)	$0.28	n.m.		$0.37	$0.02	$0.35	n.m.
EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell
Aliant (3)	$0.56	$0.54	$0.02	3.7%		$1.08	$1.03	$0.05	4.9%

n.m.: not meaningful

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 2

BCE Inc. (1)
Consolidated Operational Data - Historical Trend

	YTD			Total
($ millions, except per share amounts) (unaudited)	2007	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Operating revenues	8,823	4,438	4,385	17,656	4,532	4,407	4,374	4,343
Operating expenses	(5,106)	(2,563)	(2,543)	(10,363)	(2,770)	(2,577)	(2,507)	(2,509)
Net benefit plan costs	(200)	(98)	(102)	(511)	(123)	(118)	(134)	(136)
EBITDA	3,517	1,777	1,740	6,782	1,639	1,712	1,733	1,698
EBITDA margin	39.9%	40.0%	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%
Amortization expense	(1,594)	(807)	(787)	(3,128)	(796)	(787)	(789)	(756)
Restructuring and other items	(108)	(72)	(36)	(355)	(91)	(126)	(50)	(88)
Operating income	1,815	898	917	3,299	752	799	894	854
Other income (expense)	112	(20)	132	(188)	(29)	(114)	(36)	(9)
Interest expense	(435)	(220)	(215)	(940)	(237)	(244)	(227)	(232)
Pre-tax earnings from continuing operations	1,492	658	834	2,171	486	441	631	613
Income taxes	(221)	(8)	(213)	(74)	329	(81)	(153)	(169)
Non-controlling interest	(183)	(88)	(95)	(217)	(101)	(38)	(37)	(41)
Earnings from continuing operations	1,088	562	526	1,880	714	322	441	403
Discontinued operations	141	138	3	127	3	(20)	53	91
Net earnings	1,229	700	529	2,007	717	302	494	494
Dividends on preferred shares	(63)	(33)	(30)	(70)	(18)	(17)	(18)	(17)
Net earnings applicable to common shares	1,166	667	499	1,937	699	285	476	477
Net earnings per common share - basic
Continuing operations	$1.27	$0.65	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$0.18	$0.18	$-	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$1.45	$0.83	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Net earnings per common share - diluted
Continuing operations	$1.27	$0.65	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$0.18	$0.18	$-	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$1.45	$0.83	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Dividends per common share	$0.730	$0.365	$0.365	$1.32	$0.33	$0.33	$0.33	$0.33
Average number of common shares outstanding - basic (millions)	804.6	803.2	806.0	861.4	811.6	818.8	896.4	920.5
Average number of common shares outstanding - diluted (millions)	805.8	805.5	806.6	861.6	812.1	819.0	896.7	920.9

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	235	132	103	419	410	8	-	1
Discontinued operations	137	136	1	106	2	(11)	35	80
Restructuring and other items	(71)	(46)	(25)	(222)	(66)	(71)	(27)	(58)
Cost incurred to form Bell Aliant	-	-	-	(42)	-	(28)	(14)	-
Total	301	222	79	261	346	(102)	(6)	23
Impact on net earnings per share	$0.37	$0.27	$0.10	$0.30	$0.40	$(0.12)	$(0.01)	$0.03
EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant	$1.08	$0.56	$0.52	$1.95	$0.44	$0.48	$0.54	$0.49

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 3

BCE Inc. (1)
Segmented Data (2)

	Q2	Q2				YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	$ change	% change		2007	2006	$ change	% change

Revenues

Bell Wireline	2,654	2,676	(22)	(0.8%)		5,292	5,372	(80)	(1.5%)
Bell Wireless	1,006	937	69	7.4%		1,958	1,818	140	7.7%
Inter-segment eliminations	(12)	(14)	2	14.3%		(23)	(27)	4	14.8%
Total Bell	3,648	3,599	49	1.4%		7,227	7,163	64	0.9%
Bell Aliant	826	815	11	1.3%		1,677	1,638	39	2.4%
Telesat	161	120	41	34.2%		283	238	45	18.9%
Inter-segment eliminations	(197)	(160)	(37)	(23.1%)		(364)	(322)	(42)	(13.0%)
Total BCE Inc.	4,438	4,374	64	1.5%		8,823	8,717	106	1.2%

EBITDA

Bell Wireline	997	1,005	(8)	(0.8%)		1,971	2,001	(30)	(1.5%)
Margin	37.6%	37.6%		0.0	pts	37.2%	37.2%		0.0	pts
Bell Wireless	401	349	52	14.9%		806	679	127	18.7%
Margin	39.9%	37.2%		2.7	pts	41.2%	37.3%		3.9	pts
Total Bell	1,398	1,354	44	3.2%		2,777	2,680	97	3.6%
Margin	38.3%	37.6%		0.7	pts	38.4%	37.4%		1.0	pts
Bell Aliant	325	334	(9)	(2.7%)		641	657	(16)	(2.4%)
Margin	39.3%	41.0%		(1.7)	pts	38.2%	40.1%		(1.9)	pts
Telesat	93	70	23	32.9%		160	139	21	15.1%
Inter-segment eliminations	(39)	(25)	(14)	(56.0%)		(61)	(45)	(16)	(35.6%)
Total BCE Inc.	1,777	1,733	44	2.5%		3,517	3,431	86	2.5%
Margin	40.0%	39.6%		0.4	pts	39.9%	39.4%		0.5	pts

Operating income

Bell Wireline	390	449	(59)	(13.1%)		806	885	(79)	(8.9%)
Bell Wireless	291	239	52	21.8%		586	457	129	28.2%
Total Bell	681	688	(7)	(1.0%)		1,392	1,342	50	3.7%
Bell Aliant	183	173	10	5.8%		360	342	18	5.3%
Telesat	60	39	21	53.8%		98	78	20	25.6%
Inter-segment eliminations	(26)	(6)	(20)	n.m.		(35)	(14)	(21)	n.m.
Total BCE Inc.	898	894	4	0.4%		1,815	1,748	67	3.8%

Capital expenditures

Bell Wireline	460	521	61	11.7%		863	870	7	0.8%
Capital Intensity (5)	17.3%	19.5%		2.2	pts	16.3%	16.2%		(0.1)	pts
Bell Wireless	78	107	29	27.1%		217	184	(33)	(17.9%)
Capital Intensity	7.8%	11.4%		3.6	pts	11.1%	10.1%		(1.0)	pts
Total Bell	538	628	90	14.3%		1,080	1,054	(26)	(2.5%)
Capital Intensity	14.7%	17.4%		2.7	pts	14.9%	14.7%		(0.2)	pts
Bell Aliant	144	143	(1)	(0.7%)		259	255	(4)	(1.6%)
Telesat	63	86	23	26.7%		128	129	1	0.8%
Total BCE Inc.	745	857	112	13.1%		1,467	1,438	(29)	(2.0%)
Capital Intensity	16.8%	19.6%		2.8	pts	16.6%	16.5%		(0.1)	pts

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 4

BCE Inc. (1)
Segmented Data - Historical Trend (2)

	YTD			Total
($ millions, except where otherwise indicated) (unaudited)	2007	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Revenues

Bell Wireline	5,292	2,654	2,638	10,763	2,745	2,646	2,676	2,696
Bell Wireless	1,958	1,006	952	3,827	1,016	993	937	881
Inter-segment eliminations	(23)	(12)	(11)	(49)	(11)	(11)	(14)	(13)
Total Bell	7,227	3,648	3,579	14,541	3,750	3,628	3,599	3,564
Bell Aliant	1,677	826	851	3,301	838	825	815	823
Telesat	283	161	122	479	128	113	120	118
Inter-segment eliminations	(364)	(197)	(167)	(665)	(184)	(159)	(160)	(162)
Total BCE Inc.	8,823	4,438	4,385	17,656	4,532	4,407	4,374	4,343

EBITDA

Bell Wireline	1,971	997	974	3,845	892	952	1,005	996
Margin	37.2%	37.6%	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Bell Wireless	806	401	405	1,435	373	383	349	330
Margin	41.2%	39.9%	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
Total Bell	2,777	1,398	1,379	5,280	1,265	1,335	1,354	1,326
Margin	38.4%	38.3%	38.5%	36.3%	33.7%	36.8%	37.6%	37.2%
Bell Aliant	641	325	316	1,333	336	340	334	323
Margin	38.2%	39.3%	37.1%	40.4%	40.1%	41.2%	41.0%	39.2%
Telesat	160	93	67	263	63	61	70	69
Inter-segment eliminations	(61)	(39)	(22)	(94)	(25)	(24)	(25)	(20)
Total BCE Inc.	3,517	1,777	1,740	6,782	1,639	1,712	1,733	1,698
Margin	39.9%	40.0%	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%

Operating income

Bell Wireline	806	390	416	1,494	269	340	449	436
Bell Wireless	586	291	295	998	265	276	239	218
Total Bell	1,392	681	711	2,492	534	616	688	654
Bell Aliant	360	183	177	699	195	162	173	169
Telesat	98	60	38	142	32	32	39	39
Inter-segment eliminations	(35)	(26)	(9)	(34)	(9)	(11)	(6)	(8)
Total BCE Inc.	1,815	898	917	3,299	752	799	894	854

Capital expenditures

Bell Wireline	863	460	403	1,931	609	452	521	349
Capital Intensity	16.3%	17.3%	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%
Bell Wireless	217	78	139	480	163	133	107	77
Capital Intensity	11.1%	7.8%	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%
Total Bell	1,080	538	542	2,411	772	585	628	426
Capital Intensity	14.9%	14.7%	15.1%	16.6%	20.6%	16.1%	17.4%	12.0%
Bell Aliant	259	144	115	517	131	131	143	112
Telesat	128	63	65	205	32	44	86	43
Total BCE Inc.	1,467	745	722	3,133	935	760	857	581
Capital Intensity	16.6%	16.8%	16.5%	17.7%	20.6%	17.2%	19.6%	13.4%

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 5

Bell Wireline (1) (2)

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	% change		2007	2006	% change
Bell Wireline
Local & access	910	945	(3.7%)		1,820	1,906	(4.5%)
Long distance	307	336	(8.6%)		617	677	(8.9%)
Data	880	877	0.3%		1,773	1,764	0.5%
Video	322	286	12.6%		636	563	13.0%
Equipment & other	194	190	2.1%		364	376	(3.2%)
Total external revenues	2,613	2,634	(0.8%)		5,210	5,286	(1.4%)
Inter-segment revenues	41	42	(2.4%)		82	86	(4.7%)
Total Bell Wireline operating revenue	2,654	2,676	(0.8%)		5,292	5,372	(1.5%)
Operating expenses	(1,657)	(1,671)	0.8%		(3,321)	(3,371)	1.5%
EBITDA	997	1,005	(0.8%)		1,971	2,001	(1.5%)
EBITDA Margin	37.6%	37.6%	0.0	pts	37.2%	37.2%	(0.0)	pts
Operating income	390	449	(13.1%)		806	885	(8.9%)

Capital expenditures	460	521	11.7%		863	870	0.8%
Capital intensity	17.3%	19.5%	2.2	pts	16.3%	16.2%	(0.1)	pts

Local
Network access services (k)
Residential	4,871	5,400	(9.8%)		4,871	5,400	(9.8%)
Business	3,653	3,546	3.0%		3,653	3,546	3.0%
Total	8,524	8,946	(4.7%)		8,524	8,946	(4.7%)

Long Distance (LD)
Conversation minutes (M)	3,249	3,353	(3.1%)		6,489	6,621	(2.0%)
Average revenue per minute ($)	0.088	0.092	(4.3%)		0.089	0.094	(5.3%)

ISP
High Speed Internet net activations (k)	29	25	16.0%		72	62	16.1%

High Speed Internet subscribers EOP (A) (k)	1,959	1,785	9.7%		1,959	1,785	9.7%

Video (DTH and VDSL)

Video EBITDA	68	56	21.4%		123	97	26.8%

Net subscriber activations EOP (k)	(7)	19	n.m.		(3)	31	n.m.
Total subscribers (k)	1,817	1,758	3.4%		1,817	1,758	3.4%
ARPU (9) ($/month)	58	54	7.4%		58	53	9.4%
Churn (10) (%) (average per month)	1.3%	1.0%	(0.3)	pts	1.2%	1.0%	(0.2)	pts

(A)	The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for an overstatement in deactivations in Q4 2006.
The Q2 2007 opening High Speed Internet subscriber base was decreased by 11k for non-revenue generating customers with no network usage in 2007..

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 6

Bell Wireline - Historical Trend (1) (2)

	YTD			Total
($ millions, except where otherwise indicated) (unaudited)	2007	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireline

Local & access	1,820	910	910	3,757	925	926	945	961
Long distance	617	307	310	1,327	316	334	336	341
Data	1,773	880	893	3,612	964	884	877	887
Video	636	322	314	1,150	298	289	286	277
Equipment & other	364	194	170	741	194	171	190	186
Total external revenues	5,210	2,613	2,597	10,587	2,697	2,604	2,634	2,652
Inter-segment revenues	82	41	41	176	48	42	42	44
Total Bell Wireline operating revenue	5,292	2,654	2,638	10,763	2,745	2,646	2,676	2,696
Operating expenses	(3,321)	(1,657)	(1,664)	(6,918)	(1,853)	(1,694)	(1,671)	(1,700)
EBITDA	1,971	997	974	3,845	892	952	1,005	996
EBITDA Margin	37.2%	37.6%	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Operating income	806	390	416	1,494	269	340	449	436

Capital expenditures	863	460	403	1,931	609	452	521	349
Capital intensity	16.3%	17.3%	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%

Local
Network access services (k)
Residential	4,871	4,871	5,030	5,161	5,161	5,310	5,400	5,562
Business	3,653	3,653	3,608	3,584	3,584	3,577	3,546	3,513
Total	8,524	8,524	8,638	8,745	8,745	8,887	8,946	9,075

Long Distance (LD)
Conversation minutes (M)	6,489	3,249	3,240	13,256	3,369	3,266	3,353	3,268
Average revenue per minute ($)	0.089	0.088	0.090	0.092	0.085	0.095	0.092	0.096

ISP
High Speed Internet net activations (k)	72	29	43	157	34	61	25	37

High Speed Internet subscribers EOP (A) (k)	1,959	1,959	1,941	1,880	1,880	1,846	1,785	1,760

Video (DTH and VDSL)
Video EBITDA	123	68	55	163	25	41	56	41

Net subscriber activations EOP (k)	(3)	(7)	4	93	32	30	19	12
Total subscribers (k)	1,817	1,817	1,824	1,820	1,820	1,788	1,758	1,739
ARPU ($/month)	58	58	57	54	55	54	54	53
Churn (%) (average per month)	1.2%	1.3%	1.1%	1.0%	1.0%	1.0%	1.0%	0.9%

(A)	The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for an overstatement in deactivations in Q4 2006.
The Q2 2007 opening High Speed Internet subscriber base was decreased by 11k for non-revenue generating customers with no network usage in 2007.

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 7

Bell Wireless (1) (2)

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	% change		2007	2006	% change

Bell Wireless

Revenue
Network	920	845	8.9%		1,807	1,638	10.3%
Equipment	74	82	(9.8%)		130	159	(18.2%)
Total external Bell Wireless revenues	994	927	7.2%		1,937	1,797	7.8%
Inter-segment	12	10	20.0%		21	21	0.0%
Total Bell Wireless operating revenues	1,006	937	7.4%		1,958	1,818	7.7%
Operating expenses	(605)	(588)	(2.9%)		(1,152)	(1,139)	(1.1%)
EBITDA	401	349	14.9%		806	679	18.7%
EBITDA margin (Total revenues)	39.9%	37.2%	2.7	pts	41.2%	37.3%	3.9	pts
EBITDA margin (Network revenues)	43.6%	41.3%	2.3	pts	44.6%	41.5%	3.1	pts
Operating Income	291	239	21.8%		586	457	28.2%
Capital expenditures	78	107	27.1%		217	184	(17.9%)
Capital intensity	7.8%	11.4%	3.6	pts	11.1%	10.1%	(1.0)	pts

Wireless gross activations (A) (k)	389	367	6.0%		685	709	(3.4%)
Post-paid	228	243	(6.2%)		395	456	(13.4%)

Wireless net activations (A) (k)	63	97	(35.1%)		76	173	(56.1%)
Post-paid	43	100	(57.0%)		53	137	(61.3%)

Wireless subscribers EOP (A) (B) (k)	5,884	5,614	4.8%		5,884	5,614	4.8%
Post-paid	4,297	4,088	5.1%		4,297	4,088	5.1%

Average revenue per unit (ARPU) (C) ($/month)	54	51	5.9%		53	49	8.2%
Pre-paid	17	14	21.4%		16	13	23.1%
Post-paid	65	63	3.2%		64	62	3.2%

Churn (C) (%) (average per month)	1.8%	1.6%	(0.2)	pts	1.7%	1.6%	(0.1)	pts
Pre-paid	3.1%	3.2%	0.1	pts	3.0%	2.9%	(0.1)	pts
Post-paid	1.4%	1.1%	(0.3)	pts	1.3%	1.2%	(0.1)	pts

Usage per subscriber (C) (min/month)	289	277	4.3%		277	264	4.9%
Cost of acquisition (COA) (C) (11) ($/sub)	442	425	(4.0%)		433	409	(5.9%)

Paging subscribers (k)	250	310	(19.4%)		250	310	(19.4%)
Paging average revenue per unit ($/month)	11	10	10.0%		11	10	10.0%

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 8

Bell Wireless - Historical Trend (1) (2)

	YTD			Total
($ millions, except where otherwise indicated) (unaudited)	2007	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireless
Revenue
Network	1,807	920	887	3,453	913	902	845	793
Equipment	130	74	56	333	93	81	82	77
Total external Bell Wireless revenues	1,937	994	943	3,786	1,006	983	927	870
Inter-segment revenue	21	12	9	41	10	10	10	11
Total Bell Wireless operating revenues	1,958	1,006	952	3,827	1,016	993	937	881
Operating expenses	(1,152)	(605)	(547)	(2,392)	(643)	(610)	(588)	(551)
EBITDA	806	401	405	1,435	373	383	349	330
EBITDA margin (Total revenues)	41.2%	39.9%	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
EBITDA margin (Network revenues)	44.6%	43.6%	45.7%	41.6%	40.9%	42.5%	41.3%	41.6%
Operating Income	586	291	295	998	265	276	239	218

Capital expenditures	217	78	139	480	163	133	107	77
Capital intensity	11.1%	7.8%	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%

Wireless gross activations (A) (k)	685	389	296	1,531	437	385	367	342

Post-paid	395	228	167	911	218	237	243	213

Wireless net activations (A) (k)	76	63	13	513	212	128	97	76

Post-paid	53	43	10	293	65	91	100	37

Wireless subscribers EOP (A) (B) (k)	5,884	5,884	5,821	5,954	5,954	5,742	5,614	5,517

Post-paid	4,297	4,297	4,254	4,244	4,244	4,180	4,088	3,988

Average revenue per unit (ARPU) (C) ($/month)	53	54	52	51	53	53	51	48
Pre-paid	16	17	15	14	15	16	14	13
Post-paid	64	65	64	64	66	66	63	61

Churn (%) (C) (average per month)	1.7%	1.8%	1.6%	1.5%	1.3%	1.5%	1.6%	1.6%
Pre-paid	3.0%	3.1%	2.9%	2.6%	1.8%	2.8%	3.2%	2.5%
Post-paid	1.3%	1.4%	1.2%	1.1%	1.1%	1.1%	1.1%	1.3%

Usage per subscriber (C) (min/month)	277	289	266	274	291	277	277	250
Cost of acquisition (COA) (C) ($/sub)	433	442	420	420	445	415	425	391

Paging subscribers (k)	250	250	262	277	277	293	310	323
Paging average revenue per unit ($/month)	11	11	10	10	10	10	10	10

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 9

BCE Inc.(1)
Net debt and other information (2)

BCE Inc. - Net debt and preferreds

At June 30, 2007	BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell	Inter-segment
	Bell	Aliant	Telesat	eliminations	BCE Inc.

Cash and cash equivalents	(291)	(30)	(44)	-	(365)
Debt due within one year	2,115	163	38	(283)	2,033
Long-term debt	8,125	2,497	256	(273)	10,605
Net debt	9,949	2,630	250	(556)	12,273
Preferred shares - BCE	2,770	-	-	-	2,770
Net debt and preferreds	12,719	2,630	250	(556)	15,043

Bell - Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	June 30	March 31	Dec. 31
	2007	2007	2006
Net Debt
Long-term debt	8,125	8,389	9,171
Debt due within one year	2,115	1,867	1,150
Less: Cash and cash equivalents	(291)	(23)	442
Total Net Debt	9,949	10,233	10,763
Non-controlling interest	57	83	1,193
Total shareholders’ equity	16,931	16,553	15,266
Total Capitalization	26,937	26,869	27,222

Net Debt: Total Capitalization	36.9%	38.1%	39.5%
Net Debt: Trailing 12 month EBITDA	1.85	1.92	2.04
EBITDA : Interest (trailing 12 month)	6.82	6.53	6.20

BCE Inc. - Cash Flow Information
(unaudited)	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated)	2007	2006	$ change	% change	2007	2006	$ change	% change

Free Cash Flow (FCF) (3)
Cash from operating activities	967	874	93	10.6%	1,622	1,486	136	9.2%
Capital expenditures	(538)	(628)	90	14.3%	(1,080)	(1,054)	(26)	(2.5%)
Dividends and distributions	(339)	(340)	1	0.3%	(653)	(680)	27	4.0%
Other investing items	(2)	(8)	6	75.0%	(1)	(10)	9	90.0%
BELL FCF	88	(102)	190	n.m.	(112)	(258)	146	56.6%
Bell Aliant FCF	182	226	(44)	(19.5%)	232	325	(93)	(28.6%)
Telesat FCF	(5)	(44)	39	88.6%	(2)	-	(2)	n.m.
Inter-segment eliminations	(29)	(14)	(15)	n.m.	(41)	(24)	(17)	(70.8%)
Total BCE FCF	236	66	170	n.m.	77	43	34	79.1%

BCE Inc. - Cash Flow Information - Historical Trend
(unaudited)	YTD			Total
($ millions, except where otherwise indicated)	2007	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Free Cash Flow (FCF)
Cash from operating activities	1,622	967	655	4,056	1,211	1,359	874	612
Capital expenditures	(1,080)	(538)	(542)	(2,411)	(772)	(585)	(628)	(426)
Dividends and distributions	(653)	(339)	(314)	(1,310)	(301)	(329)	(340)	(340)
Other investing items	(1)	(2)	1	(5)	10	(5)	(8)	(2)
BELL FCF	(112)	88	(200)	330	148	440	(102)	(156)
Bell Aliant FCF	232	182	50	383	49	9	226	99
Telesat FCF	(2)	(5)	3	24	17	7	(44)	44
Inter-segment eliminations	(41)	(29)	(12)	(52)	(14)	(14)	(14)	(10)
Total BCE FCF	77	236	(159)	685	200	442	66	(23)

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 10

BCE Inc. (1)
Consolidated Balance Sheet Data

	June 30	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2007	2007	2006

ASSETS
Current assets
Cash and cash equivalents	365	106	569
Accounts receivable	2,091	1,961	1,864
Other current assets	1,129	1,214	1,226
Current assets of discontinued operations	-	20	25
Total current assets	3,585	3,301	3,684
Capital assets	22,019	22,033	22,079
Other long-term assets	3,357	3,256	3,030
Indefinite-life intangible assets	2,913	2,913	2,902
Goodwill	5,948	5,906	5,475
Non-current assets of discontinued operations	-	26	1
Total assets	37,822	37,435	37,171
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,297	2,994	3,234
Interest payable	165	188	165
Dividends payable	339	342	315
Debt due within one year	2,033	1,639	986
Current liabilities of discontinued operations	-	4	2
Total current liabilities	5,834	5,167	4,702
Long-term debt	10,605	11,327	11,781
Other long-term liabilities	4,934	5,025	5,139
Non-current liabilities of discontinued operations	-	2	2
Total liabilities	21,373	21,521	21,624
Non-controlling interest	1,209	1,167	2,180
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	2,770	1,670
Common shareholders’ equity
Common shares	13,512	13,382	13,487
Treasury stock	-	(4)	-
Contributed surplus	2,534	2,546	2,555
Accumulated other comprehensive income	277	282	(2)
Deficit	(3,853)	(4,229)	(4,343)
Total common shareholders’ equity	12,470	11,977	11,697
Total shareholders’ equity	15,240	14,747	13,367
Total liabilities and shareholders’ equity	37,822	37,435	37,171

Number of common shares outstanding	804.7	800.9	807.6

Total Net Debt	12,273	12,860	12,198
Total Capitalization	28,722	28,774	27,745

Key ratios

Net debt: Total Capitalization	42.7%	44.7%	44.0%
Net debt: Trailing 12 month EBITDA	1.79	1.88	1.80
EBITDA: Interest (trailing 12 month)	7.50	7.39	7.21

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 11

BCE Inc. (1)
Consolidated Cash Flow Data

	Q2	Q2			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	$ change		2007	2006	$ change

Cash flows from operating activities
Earnings from continuing operations	562	441	121		1,088	844	244
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	807	789	18		1,594	1,545	49
Net benefit plans cost	98	134	(36)		200	270	(70)
Restructuring and other items	72	50	22		108	138	(30)
Net losses (gains) on investments	2	-	2		(119)	(2)	(117)
Future income taxes	(112)	105	(217)		(1)	303	(304)
Non-controlling interest	88	37	51		183	78	105
Contributions to employee pension plans	(79)	(41)	(38)		(187)	(72)	(115)
Other employee future benefit plan payments	(24)	(23)	(1)		(48)	(48)	-
Payments of restructuring and other items	(19)	(34)	15		(71)	(70)	(1)
Operating assets and liabilities	19	(156)	175		(366)	(736)	370
	1,414	1,302	112		2,381	2,250	131
Capital expenditures	(745)	(857)	112		(1,467)	(1,438)	(29)
Other investing activities	(1)	(8)	7		1	(11)	12
Cash dividends paid on preferred shares	(33)	(20)	(13)		(56)	(41)	(15)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(109)	(49)	(60)		(222)	(110)	(112)

Free Cash Flow from operations, before common dividends	526	368	158		637	650	(13)
Cash dividends paid on common shares	(290)	(302)	12		(560)	(607)	47
Free Cash Flow from operations, after common dividends	236	66	170		77	43	34
Business acquisitions	(2)	(12)	10		(149)	(39)	(110)
Bell Aliant	(3)	(51)	48		(7)	(73)	66
Increase in investments	(3)	(105)	102		(16)	(119)	103
Decrease in investments	6	13	(7)		13	64	(51)
Free Cash Flow after investments and divestitures	234	(89)	323		(82)	(124)	42
Other financing activities
Increase in notes payable and bank advances	508	232	276		823	165	658
Issue of long-term debt	30	298	(268)		1,055	298	757
Repayment of long-term debt	(837)	(529)	(308)		(2,012)	(826)	(1,186)
Issue of common shares	118	1	117		132	2	130
Repurchase of common shares	(4)	(469)	465		(227)	(994)	767
Issue of equity securities by subsidiaries to non-controlling interest	-	10	(10)		-	13	(13)
Redemption of equity securities by subsidiaries from non-controlling interest	(138)	(255)	117		(212)	(255)	43
Other financing activities	(7)	(15)	8		(48)	(29)	(19)
	(330)	(727)	397		(489)	(1,626)	1,137
Cash used in continuing operations	(96)	(816)	720		(571)	(1,750)	1,179
Cash provided by discontinued operations	350	50	300		355	1,417	(1,062)
Net increase (decrease) in cash and cash equivalents	254	(766)	1,020		(216)	(333)	117
Cash and cash equivalents at beginning of period	111	878	(767)		581	445	136
Cash and cash equivalents at end of period	365	112	253		365	112	253
Consists of:
Cash and cash equivalents of continuing operations	365	129	236		365	129	236
Bank indebtedness of discontinued operations	-	(17)	17		-	(17)	17
Total	365	112	253		365	112	253

Other information
Cash flow per share (6)	$0.83	$0.50	$0.33		$1.14	$0.90	$0.24
Annualized cash flow yield (7)	6.5%	6.3%	0.2	pts	3.9%	5.5%	(1.6)	pts
Common dividend payout (8)	65.2%	61.1%	4.1	pts	67.6%	64.1%	3.5	pts

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 12

BCE Inc. (1)
Consolidated Cash Flow Data - Historical Trend

	YTD			Total
($ millions, except where otherwise indicated) (unaudited)	2007	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Cash flows from operating activities
Earnings from continuing operations	1,088	562	526	1,880	714	322	441	403
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	1,594	807	787	3,128	796	787	789	756
Net benefit plans cost	200	98	102	511	123	118	134	136
Restructuring and other items	108	72	36	355	91	126	50	88
Net (gains) losses on investments	(119)	2	(121)	26	36	(8)	-	(2)
Future income taxes	(1)	(112)	111	(13)	(359)	43	105	198
Non-controlling interest	183	88	95	217	101	38	37	41
Contributions to employee pension plans	(187)	(79)	(108)	(172)	(51)	(49)	(41)	(31)
Other employee future benefit plan payments	(48)	(24)	(24)	(96)	(24)	(24)	(23)	(25)
Payments of restructuring and other items	(71)	(19)	(52)	(225)	(31)	(124)	(34)	(36)
Operating assets and liabilities	(366)	19	(385)	(245)	124	367	(156)	(580)
	2,381	1,414	967	5,366	1,520	1,596	1,302	948
Capital expenditures	(1,467)	(745)	(722)	(3,133)	(935)	(760)	(857)	(581)
Other investing activities	1	(1)	2	(2)	13	(4)	(8)	(3)
Cash dividends paid on preferred shares	(56)	(33)	(23)	(84)	(22)	(21)	(20)	(21)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(222)	(109)	(113)	(293)	(108)	(75)	(49)	(61)
Free Cash Flow from operations, before common dividends	637	526	111	1,854	468	736	368	282
Cash dividends paid on common shares	(560)	(290)	(270)	(1,169)	(268)	(294)	(302)	(305)
Free Cash Flow from operations, after common dividends	77	236	(159)	685	200	442	66	(23)
Business acquisitions	(149)	(2)	(147)	(71)	(5)	(27)	(12)	(27)
Bell Aliant	(7)	(3)	(4)	(255)	(30)	(152)	(51)	(22)
Increase in investments	(16)	(3)	(13)	(304)	(24)	(161)	(105)	(14)
Decrease in investments	13	6	7	64	-	-	13	51
Free Cash Flow after investments and divestitures	(82)	234	(316)	119	141	102	(89)	(35)

Other financing activities
Increase (decrease) in notes payable and bank advances	823	508	315	(57)	(302)	80	232	(67)
Issue of long-term debt	1,055	30	1,025	4,392	675	3,419	298	-
Repayment of long-term debt	(2,012)	(837)	(1,175)	(4,767)	(2,016)	(1,925)	(529)	(297)
Issue of common shares	132	118	14	29	10	17	1	1
Repurchase of common shares	(227)	(4)	(223)	(1,241)	(133)	(114)	(469)	(525)
Issue of equity securities by subsidiaries to non-controlling interest	-	-	-	13	-	-	10	3
Redemption of equity securities by subsidiaries from non-controlling interest	(212)	(138)	(74)	(305)	(50)	-	(255)	-
Other financing activities	(48)	(7)	(41)	(157)	(35)	(93)	(15)	(14)
	(489)	(330)	(159)	(2,093)	(1,851)	1,384	(727)	(899)
Cash (used in) provided by continuing operations	(571)	(96)	(475)	(1,974)	(1,710)	1,486	(816)	(934)
Cash provided by (used in) discontinued operations	355	350	5	2,110	(2)	695	50	1,367
Net (decrease) increase in cash and cash equivalents	(216)	254	(470)	136	(1,712)	2,181	(766)	433
Cash and cash equivalents at beginning of period	581	111	581	445	2,293	112	878	445
Cash and cash equivalents at end of period	365	365	111	581	581	2,293	112	878
Consists of:
Cash and cash equivalents of continuing operations	365	365	106	569	569	2,284	129	873
Cash and cash equivalents (bank indebtedness) of discontinued operations	-	-	5	12	12	9	(17)	5
Total	365	365	111	581	581	2,293	112	878

Other information
Cash flow per share	$1.14	$0.83	$0.30	$2.59	$0.72	$1.02	$0.50	$0.40
Annualized cash flow yield	3.9%	6.5%	1.7%	7.3%	7.4%	12.0%	6.3%	4.4%
Common dividend payout	67.6%	65.2%	70.2%	67.7%	75.0%	68.8%	61.1%	67.3%

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 13

Accompanying Notes

(1)	Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures. Bell Canada is, unless otherwise indicated, referred to herein as Bell, and is comprised of our Bell Wireline and Bell Wireless segments. References to Bell Aliant include matters relating to, and actions taken by, both Aliant Inc. (Aliant) and its affiliated entities prior to July 7, 2006, and Bell Aliant Regional Communications Income Fund and its affiliated entities on and after such date. We have reclassified some of the figures for the comparative periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect the sale of Aliant Directory Services (ADS) which is shown as discontinued operations.

(2)	In the first quarter of 2007, our management structure changed and our results of operations now are reported in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. We have restated prior periods to reflect these new segments. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance.

(3)	Non-GAAP Financial Measures

EBITDA
We define EBITDA as operating revenues less operating expenses, which means it represents operating income before amortization expense, and restructuring and other items.

The term EBITDA (earnings before interest, taxes, depreciation and amortization), does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of amortization expense and restructuring and other items. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude amortization expense because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other items does not imply they are necessarily non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Earnings per share (EPS) before restructuring and other items, net gains on investments and costs incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)
The term EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant, does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant, among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are necessarily non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW
We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 14

Accompanying Notes (continued)

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues

(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues

(6)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding

(7)	Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(8)	Common dividend payout is calculated as follows: Dividends per common share EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant

(9)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.

(10)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.

(11)	Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

BCE Inc. Supplementary Financial Information - Second Quarter 2007 Page 15